SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2003

TIER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

California	000-23195	94-3145844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 N. Main Street, Suite 500 Walnut Creek, California		94596
(Address of principal executive offices)		(Zip Code)

(925) 937-3950
(Registrant’s telephone number, including area code)

Item 5.                                      Other Events and Required FD Disclosure

On November 10, 2003, the registrant issued a press release announcing the closure of certain business operations.  A copy of that press release is attached as Exhibit 99.2.

On November 10, 2003, the registrant issued a press release announcing that it had filed a lawsuit against the California Pension and Employees Retirement System (CalPERS) to recover costs associated with a systems integration project for CalPERS.  A copy of that press release is attached as Exhibit 99.3.

Item 7.                                      Financial Statements, Pro Forma Financial Information and Exhibits

(c)                                  Exhibits.

99.1               Press release of the registrant dated November 10, 2003 announcing financial results for the quarter and year ended September 30, 2003.

99.2               Press release of the registrant dated November 10, 2003 announcing the closure of certain business operations.

99.3               Press release of the registrant dated November 10, 2003 announcing filing of lawsuit by the registrant.

Item 12.                               Results of Operations and Financial Condition

On November 10, 2003, the registrant issued a press release announcing its financial results for the quarter and year ended September 30, 2003.  A copy of the press release is furnished with this Current Report as Exhibit 99.1.

The information in Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.  The information in Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document filed with the Commission.

The press releases filed as Exhibits 99.2 and 99.3 also contain information regarding the registrant’s results of operations and financial condition for the quarter and year ended September 30, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIER TECHNOLOGIES, INC.

By:	/s/ Jeffrey A. McCandless

Jeffrey A. McCandless

Chief Financial Officer

Date: November 10, 2003

Exhibit No.	Description

99.1	Press release of the registrant dated November 10, 2003 announcing financial results for the quarter and year ended September 30, 2003

99.2	Press release of the registrant dated November 10, 2003 announcing the closure of certain business operations

99.3	Press release of the registrant dated November 10, 2003 announcing filing of lawsuit by the registrant